Exhibit 99.1

STONEPEAK MAGNET HOLDINGS LP
By:	STONEPEAK ASSOCIATES IV LLC, its sole general partner
By:	STONEPEAK GP INVESTORS IV LLC, its sole member
By:	STONEPEAK GP INVESTORS MANAGER LLC, its managing member
By:	/s/ Michael Dorrell
Name:	Michael Dorrell
Title:	Managing Member

01/03/2022

STONEPEAK ASSOCIATES IV LLC
By:	STONEPEAK GP INVESTORS IV LLC, its sole member
By:	STONEPEAK GP INVESTORS MANAGER LLC, its managing member
By:	/s/ Michael Dorrell
Name:	Michael Dorrell
Title:	Managing Member

01/03/2022

STONEPEAK GP INVESTORS IV LLC
By:	STONEPEAK GP INVESTORS MANAGER LLC, its managing member
By:	/s/ Michael Dorrell
Name:	Michael Dorrell
Title:	Managing Member

01/03/2022

STONEPEAK GP INVESTORS MANAGER LLC
By:	/s/ Michael Dorrell
Name:	Michael Dorrell
Title:	Managing Member

01/03/2022